UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2026

MANULIFE PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01664	92-3968552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street
Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 663-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2026, Manulife Private Credit Fund, a Delaware statutory trust (“MPCF” or “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 22, 2026, by and among John Hancock Comvest Private Income Fund, a Delaware statutory trust (“JHCPIF” or “Acquiror”), MPCF, John Hancock Comvest Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of JHCPIF (“Merger Sub”), Comvest Credit Managers, LLC, a Delaware limited liability company and investment adviser to JHCPIF (the “JHCPIF Adviser”), and Manulife Investment Management Private Markets (US) LLC, a Delaware limited liability company and investment adviser to MPCF (the “MPCF Adviser”).

The Amendment amends the Merger Agreement to provide that (i) fractional shares of Acquiror Class I Common Shares (as defined below) will be issued in the Merger, with no cash to be paid in lieu of fractional shares, and (ii) holders of Book-Entry Shares (as defined in the Merger Agreement) will not be required to deliver a letter of transmittal or other surrender documentation in order to receive the Merger Consideration (as defined in the Merger Agreement); instead, the Exchange Agent (as defined in the Merger Agreement) will credit the applicable book-entry account and mail a transaction notice to each such holder. Fractional shares issued in connection with the Merger will be aggregated for each record holder and rounded to three decimal places, issued in book-entry form, and will carry a proportionate interest in voting, dividend and other distribution rights of Acquiror Class I Common Shares. The Exchange Agent will credit each Book-Entry Shareholder’s account and mail a transaction notice without requiring physical surrender of the Book-Entry Share or delivery of any transmittal documentation, and each surrendered Book-Entry Share will be cancelled on the books of the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Pursuant to the terms of the Merger Agreement, immediately after the effective time of the Second Merger (as defined below), the investment advisory agreement and the service agreement, in each case by and between MPCF and the MPCF Adviser, were terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 30, 2026, JHCPIF completed its previously announced acquisition of MPCF, pursuant to the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub was first merged with and into MPCF, with MPCF continuing as the surviving entity (the “First Merger”), and, immediately following the First Merger, MPCF was then merged with and into JHCPIF, with JHCPIF continuing as the surviving entity (the “Second Merger” and together with the First Merger, the “Merger”). As a result of, and as of the effective time of, the Merger, MPCF’s separate existence ceased.

In accordance with the terms of the Merger Agreement, at the effective time of the First Merger, each outstanding share of MPCF’s Class NAV common shares, par value $0.01 per share (other than shares held by JHCPIF or its Consolidated Subsidiaries) (“Company Common Shares”), was converted into the right to receive a number of Class I common shares, par value $0.001 per share of JHCPIF (“Acquiror Class I Common Shares”) equal to the Exchange Ratio (as defined below), which will be determined on a net asset value-for-net asset value basis in accordance with Section 2.4 of the Merger Agreement, together with cash in lieu of any fractional shares.

The actual issuance and delivery of shares of Acquiror Class I Common Shares constituting the Merger Consideration will not occur until after the date on which the MPCH Adviser and the JHCPIF Adviser confirm their written agreement to the Closing JHCPIF Net Asset Value (as defined below) and the Closing MPCF Net Asset Value (as defined below) (the “Final Determination Date”) after the closing of the Mergers, at which time the Exchange Ratio shall be finally determined in accordance with the Merger Agreement.

JHCPIF will deliver to the MPCF Adviser a final calculation of the net asset value (“NAV”) of JHCPIF as of the Determination Date (the “Closing JHCPIF Net Asset Value”), and the MPCF Adviser will deliver to JHCPIF a final calculation of the NAV of MPCF as of the Determination Date (the “Closing MPCF Net Asset Value”), in each case calculated in good faith and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value, historically used by the applicable party. Based on such calculations, the parties will calculate the “JHCPIF Per Share NAV”, which will be equal to (i) the Closing JHCPIF Net Asset Value divided by (ii) the number of Acquiror Class I Common Shares issued and outstanding as of the Determination Date, and the “MPCF Per Share NAV”, which will be equal to (A) the Closing MPCF Net Asset Value divided by (B) the number of Company Common Shares issued and outstanding as of the Determination Date. The “Determination Date” will be a mutually agreed date no earlier than 48 hours (excluding Sundays and holidays) prior to the effective time of the First Merger (the “Effective Time”).

The “Exchange Ratio” will be the quotient (rounded to four decimal places) of: (A) MPCF Per Share NAV, divided by (B) the JHCPIF Per Share NAV. The Exchange Ratio shall be appropriately adjusted if, between the Determination Date and the Effective Time, the respective outstanding shares of Acquiror Class I Common Shares or Company Common Shares shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities shall be authorized and declared with a record date within such period. No fractional shares of Acquiror Class I Common Shares will be issued, and holders of Company Common Shares will receive cash in lieu of fractional shares.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by JHCPIF as Exhibit 2.2 to its Current Report on Form 8-K, filed on June 23, 2026.

Item 3.03.	Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information required by Item 5.01 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, each of the named executive officers and directors of MPCF ceased to be named executive officers and directors of MPCF at the effective time of the First Merger (and not because of any disagreement with MPCF on any matter relating to MPCF’s operations, policies or practices).

Item 8.01.	Other Events.

On September 29, 2026, the Dividend Committee, pursuant to delegation from the Board of Trustees of MPCF, declared a final dividend per share on the Company Common Shares, which will be paid on a date following the Closing Date (as defined the Merger Agreement) to shareholders of record as of the Closing Date. These dividends will be paid in cash.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, by and among John Hancock Comvest Private Income Fund, John Hancock Comvest Merger Sub, LLC, Manulife Private Credit Fund, Comvest Credit Managers, LLC and Manulife Investment Management Private Markets (US) LLC, dated as of September 29, 2026.

2.2	Agreement and Plan of Merger by and among John Hancock Comvest Private Income Fund, John Hancock Comvest Merger Sub, LLC, Manulife Private Credit Fund, Comvest Credit Managers, LLC and Manulife Investment Management Private Markets (US) LLC, dated as of June 22, 2026 (incorporated by reference to Exhibit 2.1 filed with John Hancock Comvest Private Income Fund’s Current Report on Form 8-K (File No. 814-01664) on June 23, 2026).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2026	MANULIFE PRIVATE CREDIT FUND

	By:	/s/ Betsy Anne Seel
	Name:	Betsy Anne Seel
	Title:	Assistant Secretary